                                                               EXHIBIT 10.10A

                          Addendum No. 2 to Note
                         dated February 27, 1997
                    in the amount of $14,271,115.19
                              (the "Note")


     The Note is hereby amended to increase its principal sum up to an amount not to exceed Seventeen Million Dollars ($17,000,000), to reflect additional borrowings by SAC Holding Corporation from time to time. All other terms and conditions of the Note shall remain in place so long as they do not conflict with this Addendum.

Dated as of the 8th day of July, 1998


                                                      SAC HOLDING CORPORATION

                                                     By: /s/ Bruce Brockhagen
                                                     Name:   Bruce Brockhagen
                                                     Title: Secretary